                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-04489, 33-93788, 333-14749 and 333-61797)
and on Form S-3 (File No. 333-45929 and 333-109383) of SOLA International Inc. of our report dated June 13, 2003, except for Note 2 as to which the date is June 21, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Amendment No. 1 on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

San Jose, California
June 23, 2004